Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-13670) of Royal and Sun Alliance Insurance Group plc of our report dated June 26, 2006 relating to the financial statements of the Royal & SunAlliance 401(k) Account, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
June 26, 2006